[Ordinary Share Certificate]

NUMBER	SHARES

OVERTURE ACQUISITION CORP.

Incorporated Under the Laws of the Cayman Islands

ORDINARY SHARES	CUSIP [*********]

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that ___________________________________________________________________________ is the

registered holder of ________________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES PAR VALUE OF $0.0001 OF

OVERTURE ACQUISITION CORP.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete a business combination by __________, 2010, all as more fully described in the Company’s final prospectus dated ___________, 2008.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: _______________

Corporate Seal

The Cayman Islands

____________________________	____________________________
CHIEF EXECUTIVE OFFICER	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenant in common	UNIF GIFT MIN ACT Custodian ___________ (Cust) (Minor)
TEN ENT tenants by the entireties	Under Uniform Gifts to Minors Act: _____________________ (State)
JT TEN as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Overture Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association and resolutions of the Board of Directors providing for the issue of Preferred Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________

__________________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer said stock on the books of the within named Company with full power of substitution in the premises.

Dated _____________________	_____________________________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signatures(s) Guaranteed:

_____________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the Company’s trust account only in the event of a liquidation of the Company upon failure to consummate a business combination or if the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.